EXHIBIT 99.1

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                       Pursuant to 18 U.S.C. Section 1350

      Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President, Chief Executive Officer and Chief Accounting Officer of Digital Fusion, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: November 7, 2003                 By:  /s/ Roy E. Crippen, III
                                            -----------------------
                                             Roy E. Crippen, III



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